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                                                              EXHIBIT-99.B(1)(a)


                              DECLARATION OF TRUST

                                       OF

                             CASH INVESTMENT TRUST

                           A DELAWARE BUSINESS TRUST


                                AUGUST 14, 1991

                          PRINCIPAL PLACE OF BUSINESS:
                               111 CENTER STREET
                          LITTLE ROCK, ARKANSAS  72201
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                              DECLARATION OF TRUST
                                       OF
                             CASH INVESTMENT TRUST



             This DECLARATION OF TRUST of the Cash Investment Trust is made on the 14th day of August, 1991 by the parties signatory hereto, as trustees (such persons, so long as they shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of this Declaration of Trust and are then in office, in their capacity as trustees hereunder, are hereinafter called the "Trustees").


                              W I T N E S S E T H:

             WHEREAS, the Trustees desire to form a business trust under the law of Delaware for the investment and reinvestment of its assets; and

             WHEREAS, it is proposed that the trust assets be composed of funds contributed thereto by the holders of interests in the trust entitled to ownership rights in the trust;

             NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder, and manage and dispose of the same for the benefit of the holders of interests in the trust and subject to the following terms and conditions.

                                   ARTICLE I

                                   The Trust

            1       Name.  The name of the trust created hereby (the "Trust")
shall be "Cash Investment Trust," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall not refer to the Trustees in their individual capacities or to the officers, agents, employees or holders of interest in the Trust. However, should the Trustees determine that the use of the name of the Trust is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall not require the approval of the holders of interests in the Trust, but shall have the status of an amendment to this Declaration.

            2       Trust Purpose.  The purpose of the Trust is to conduct,
operate and carry on the business of an open-end management investment company registered under the 1940 Act.

            3       Definitions.  As used in this Declaration, the following
terms shall have the following meanings:





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             The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time.

             The terms "Affiliated Person", "Assignment" and "Interested Person" shall have the meanings given them in the 1940 Act.

             "Administrator" shall mean any party furnishing services to the Trust pursuant to any administrative services contract described in Section 4.1 hereof.

             "Book Capital Account" shall mean, for any Holder at any time, the Book Capital Account of the Holder at such time, determined in accordance with generally accepted accounting principles, and pursuant to Article VIII of this Declaration, and based upon the net asset value of the Trust Property determined in accordance with applicable provisions of the 1940 Act and the Code. The net asset value of a Holder's Book Capital Account shall be determined in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv) under the Code. For this purpose, the Trust will use the amortized cost method of determining fair market value.

             "By-Laws" shall mean the By-Laws of the Trust as amended from time to time.

             "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time.

             "Commission" shall mean the Securities and Exchange Commission.

             "Declaration" shall mean this Declaration of Trust as amended from time to time. References in this Declaration to "Declaration", "hereof", "herein" and "hereunder" shall be deemed to refer to the Declaration rather than the article or section in which such words appear.

             "DBTA" shall mean the Delaware Business Trust Act, Del. Code. Ann. tit. 12, Sections 3801-3819, as amended from time to time.

             "Fiscal Year" shall mean an annual period as determined by the Trustees unless otherwise provided by the Code or applicable regulations.

             "Holders" shall mean as of any particular time any or all holders of record of Interest in the Trust or in Trust Property, as the case may be, at such time.

             "Institutional Investor(s)" shall mean any registered broker/dealer, regulated investment company, segregated asset account, foreign investment company, common or commingled trust fund, group trust or similar organization or entity that is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933.

             "Interest(s)" shall mean the interest of a Holder in the Trust or Trust Property, as the case may be, including all rights, powers and privileges accorded to Holders in this Declaration, which interest may be expressed as a percentage, determined by calculating, at such times and on such basis, as the Trustees shall from time to time determine, the ratio of each Holders' Book Capital Account balance to the total of all Holders' Book Capital Account balances. Reference herein to a specified percentage in, or fraction of, Interests of the Holders, means Holders whose combined Book Capital Accounts represents such specified percentage or fraction of the Book Capital Accounts of all Holders.





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             "Investment Adviser" shall mean any party furnishing services to the Trust pursuant to any investment advisory contract described in Section 4.1 hereof.

             "Majority Interests Vote" shall mean the vote, at a meeting of the Holders of Interests in the Trust, of the lesser of (A) 67% or more of the Interests present or represented at such meeting, provided the Holders of more than 50% of the Interests in the Trust are present or represented by proxy or
(B) more than 50% of the Interests in the Trust.

             "Person" shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

             "Registration Statement" shall mean the currently effective Registration Statement of the Trust under the 1940 Act.

             "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees. The Trustees may authorize the division of Trust Property into two or more series, in accordance with the provisions of Section 9.8 hereof, in which case all references in this Declaration to the Trust, Trust Property, Interests therein or Holders thereof shall be deemed to refer to each such series, as the case may be, except as the context otherwise requires. Any series of Trust Property shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined, by the Trustees. The voting rights of Interests in the Trust Property shall be governed by
Section 18(f)(2) of the 1940 Act and Rule 18f-2 thereunder, as amended from time to time, or upon repeal thereof, in such other manner as the Trustees shall establish in the Trust's By-Laws.


                                   ARTICLE II

                                    Trustees

            2       Number and Qualification.  The number of Trustees shall be fixed from time to time by written instrument signed by a majority of the Trustees so fixed then in office, provided, however, that the number of Trustees shall in no event be less than three or more than fifteen. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the individual named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. No reduction in the number of Trustees shall have the effect of removing any Trustee from office. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. A Trustee shall be an individual at least 21 years of age who is not under legal disability.

            3       Term and Election.  Each Trustee named herein, or elected
or appointed prior to the first meeting of the Holders, shall (except in the event of resignations or removals or vacancies pursuant to Section 2.3 or 2.4 hereof) hold office until his or her successor has been elected at such meeting and has qualified to serve as Trustee, as required under the 1940 Act. Beginning with the Trustees elected at the





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first meeting of Holders, each Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided unless such Trustee resigns or is removed as provided in Section 2.3 below.

            4       Resignation and Removal.  Any Trustee may resign (without
need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed by the affirmative vote of the Holders of two-thirds (2/3) of the Interests or (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by Section 2.1 hereof) with cause, by the action of two-thirds of the remaining Trustees. Removal with cause includes, but is not limited to, the removal of a Trustee due to physical or mental incapacity. Upon the resignation or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the death of any Trustee or upon removal or resignation due to any Trustee's incapacity to serve as trustee, his or her legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

            5       Vacancies.  The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. In the case of a vacancy, the Holders of at least a majority of the Interests entitled to vote, acting at any meeting of the Holders held in accordance with Section 9.1 hereof, or, to the extent permitted by the 1940 Act, a majority vote of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees or the Holders shall hold office as provided in this Declaration.

            6       Meetings.  Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Chief Operating Officer, the Secretary, an Assistant Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be mailed or otherwise given not less than 24 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be one-third of the total number of Trustees, but no less than two Trustees. Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of all the Trustees. If there be less than a quorum present at any meeting of the Trustees, a majority of those present may adjourn the meeting until a quorum shall have been obtained.

             Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be two or more of the members thereof, unless the Board shall provide otherwise. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of all of the members.





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             With respect to actions of the Trustees and any committee of the
Trustees, Trustees who are Interested Persons of the Trust within the meaning of Section 1.3 hereof or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

             All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participating in a meeting pursuant to such communications system shall constitute presence in person at such meeting, unless the 1940 Act specifically requires the Trustees to act "in person," in which case such term shall be construed consistent with Commission or staff releases or interpretations.

            7       Officers; Chairman of the Board.  The Trustees shall, from time to time, elect a President, a Secretary and a Treasurer. The Trustees shall elect or appoint, from time to time, a Chairman of the Board who shall preside at all meetings of the Trustees and carry out such other duties as the Trustees shall designate. The Trustees may elect or appoint or authorize the President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The Chairman of the Board shall be and the President, Secretary and Treasurer may, but need not, be a Trustee.

            8       By-Laws.  The Trustees may adopt and, from time to time,
amend or repeal the By-Laws for the conduct of the business of the Trust.


                                  ARTICLE III

                               Powers of Trustees

            3       General.  The Trustees shall have exclusive and absolute
control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustee may be exercised without order of or recourse to any court.

            4       Investments.  The Trustees shall have power to:

                    (a) conduct, operate and carry on the business of an investment company;

                    (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of the United States and foreign currencies and related instruments including forward contracts, and securities, including, common and preferred stock, warrants, bonds, debentures, time notes and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, convertible securities, forward contracts, options, futures contracts, and other securities, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government, any foreign government,





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or any agency, instrumentality or political subdivision of the United States
Government or any foreign government, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States or under foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations, or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trustees may determine to invest.

             The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

            5       Legal Title.  Legal title to all the Trust Property shall
be vested in the Trustees as joint tenants except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person on behalf of the Trust on such terms as the Trustees may determine.

             The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his or her due election and qualification. Upon the resignation, removal or death of a Trustee he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

            6       Sale of Interests.  Subject to the more detailed provisions set forth in Articles VII and VIII, the Trustees shall have the power to permit persons to purchase Interests and to add or reduce, in whole or in part, their Interest in the Trust.

            7       Borrow Money.  The Trustees shall have power to borrow
money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

            8       Delegation; Committees.  The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

            9       Collection and Payment.  The Trustees shall have power to
collect all property due to the Trust; and to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owned to the Trust; and to enter into releases, agreements and other instruments.

           10       Expenses.  The Trustees shall have the power to incur and
pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration,





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and to pay reasonable compensation from the funds of the Trust to themselves as
Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal and brokerage services, as they in good faith may deem reasonable (and subject to any limitations in the 1940 Act), and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

           11       Miscellaneous Powers.  The Trustees shall have the power
to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust and terminate such employees or contractual relationships as they consider appropriate; (b) enter into joint ventures, partnerships and any other combinations or associations;
(c) purchase, and pay for out of Trust Property, insurance policies (including, but not limited to, fidelity bonding and errors and omission) insuring the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents, or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not the Trust would have the power to indemnify such Person against liability; (d) establish pension, profit- sharing and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust, to such extent as the Trustees shall determine; (f) guarantee indebtedness or contractual obligations of others; (g) determine and change the Fiscal Year of the Trust and the method by which its accounts shall be kept; and (h) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

           12       Further Powers.  The Trustees shall have power to conduct
the business of the Trust and carry on its operations in any and all of its branches and maintain offices, whether within or without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign countries, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with Trust Property.


                                   ARTICLE IV

                  Investment Advisory, Administrative Services
                        and Placement Agent Arrangements

            4       Investment Advisory and Other Arrangements.  The Trustees
may in their discretion, from time to time, enter into investment advisory, administrative services (including transfer and dividend disbursing agency services), distribution, fiduciary (including custodian), placement agent, shareholder servicing and distribution or other service contracts or agreements whereby the other party to such contract or agreement shall undertake to furnish the Trustees such investment advisory, administrative, distribution, fiduciary, placement agent, shareholder servicing and/or other services as the Trustee shall, from time to time, consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any Investment Adviser (subject to such general or specific instructions as the Trustees may, from time to time, adopt) to





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effect purchases, sales, loans or exchanges of Trust Property on behalf of the
Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Investment Adviser (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

            5       Parties to Contract.  Any contract or agreement of the
character described in Section 4.1 of this Article IV or in the By-Laws of the Trust may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract or agreement, and no such contract or agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or agreement or accountable for any profit realized directly or indirectly therefrom, provided that the contract or agreement when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same Person may be the other party to contracts or agreements entered into pursuant to Section 4.1 above or the By-Laws of the Trust, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts or agreements mentioned in this Section 4.2.


                                   ARTICLE V

                            Limitations of Liability

            5       No Personal Liability of Trustees, Officers, Employees,
Agents; Liability of Holders; Indemnification. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever, in his or her official or individual capacity to any Person, other than the Trust or its Holders, in connection with Trust Property or the affairs of the Trust, save only that arising from his or her bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature against a Trustee, officer, employee or agent of the Trust arising in connection with the affairs of the Trust. Each Holder shall be jointly and severally liable (with rights of contribution inter se in proportion to their respective Interest in the Trust) for the liabilities and obligations of the Trust in the event that the Trust fails to satisfy such liabilities and obligations; provided, however, that, to the extent assets are available in the Trust, the Trust shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject by reason of his or her being or having been a Holder to the extent that such claim or liability imposes on the Holder an obligation or liability which, when compared to the obligations and liabilities imposed on other Holders, is greater than his or her Interest (proportionate share), and shall reimburse such Holder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. The rights accruing to a Holder under this Section 5.1 shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each Holder shall remain jointly and severally liable to the Trust's creditors as a legal matter.

            6       Non-liability of Trustees, etc.  No Trustee, officer,
employee or agent of the Trust shall be liable to the Trust, Holders of Interests therein, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or





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acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

            7       Mandatory Indemnification.  The Trust shall indemnify each of its Trustees, officers, employees, and agents (including Persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he or she shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he or she did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he or she may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he or she may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he or she is not entitled to such indemnification.

            8       No Bond Required of Trustees.  No Trustee shall, as such,
be obligated to give any bond or surety or other security for the performance of any of his or her duties hereunder.

            9       No Duty of Investigation; Notice in Trust Instruments, etc.
No purchaser, lender, or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate or other interest or undertaking of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees, officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made or sold by the Trustees or by any officer, employee or agent of the Trust, in his or her capacity as such, shall contain an appropriate recital to the effect that the Trustee, officer, employee and agent of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, Holders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.





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           10       Reliance on Experts, etc.  Each Trustee and officer or
employee of the Trust shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, Administrator, accountant, appraiser or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.


                                   ARTICLE VI

                             Interests in the Trust

            6       Interests.  The beneficial interest in the property of the
Trust shall consist of non-transferable Interests which may only be increased or decreased in accordance with this Article VI and Article VII. The Trustees may permit the purchase of Interests from the Trust, but only if the purchaser is an Institutional Investor and the number of Holders does not exceed 500. Individuals, S corporations, partnerships and grantor trusts that are beneficially owned by any individual, S corporation or partnership may not purchase Interests. Subject to applicable law and to such restrictions as may be adopted by the Trustees, a Holder may increase or decrease its Interest without limitation by investing additional moneys in or withdrawing moneys from the Trust.

            7       Rights of Holders.  The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Holders shall have no right or title therein other than the beneficial interest conferred by their Interests and they shall have no right to call for any partition or division of any property, profits or rights of the Trust. The Interests shall be personal property giving only the rights in this Declaration specifically set forth.

            8       Purchase of or Increase in Interests.  The Trustees, in
their discretion, may, from time to time, without a vote of the Holders, permit the purchase of Interests by such party or parties (or increase in the Interest of a Holder) and for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.

            9       Register of Interests.  A register shall be kept at the
Trust under the direction of the Trustees which shall contain the names and addresses of the Holders and the Book Capital Account balances of each Holder. Each such register shall be conclusive as to who are the Holders of the Trust and who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Holders. No holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trustees as shall keep the said register for entry thereon.

           10       Non-Transferability.  Interests shall not be transferable
and may only be increased or decreased as provided in Section 6.1 of this
Article VI.

           11       Notices.  Any and all notices to which any Holder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Holder of record at its last known address as recorded on the register of the Trust.


                                  ARTICLE VII

                           Decreases And Withdrawals

            7       Decreases and Withdrawals.  A Holder shall have the
authority to decrease or withdraw its Interest in the Trust, at such Holder's option, subject to the terms and conditions provided in this Article VII. The Trust shall, upon application of any Holder or pursuant to authorization from any Holder, and subject to this Section 7.1, decrease or withdraw such Holder's Interest; provided that (a) the amount of such decrease or withdrawal shall not exceed the reduction in the Holder's Book Capital Account effected by such decrease or withdrawal of its Interest and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such decrease or withdrawal, at such rates as the Trustees may establish, and may, at any time and from time to time, suspend such right of decrease or withdrawal subject to the applicable terms and conditions of the 1940 Act. The procedures for effecting decreases or withdrawals shall be as determined by the Trustees from time to time.


                                  ARTICLE VIII

                     Determination of Book Capital Account
                     Balances, Net Income and Distributions

            8       Book Capital Account Balances.  An individual Book Capital
Account shall be maintained for each Holder. The balance of each Holder's Book Capital Account shall consist of its original contribution of capital, increased by additional contributions and by allocations of income or gain and decreased by allocations of loss and expenses and by distributions, including distributions pursuant to redemptions of a Holder's beneficial interest in the Trust. The Book Capital Accounts of the Holders shall be adjusted daily to reflect the revaluation of Trust assets on the Trust's books as if such assets has been sold for fair market value using the authorized cost method. Gain or loss in such case, and in the case of an actual sale of Trust assets, shall be computed by reference to the book value of the assets and not their tax basis. Such Book Capital Accounts shall be further adjusted as necessary to meet the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv) under the Code. The Trustees may adopt resolutions setting forth the specific method of determining the Book Capital Account balances of each Holder. The power and duty to make calculations pursuant to such resolutions may be delegated by the Trustees to the Investment Adviser, Administrator, custodian, or other such person as the Trustees may determine.

            9       Distributions and Allocations to Holders.  The Trust shall, in compliance with the regulations promulgated under applicable provisions of the Code (i) allocate daily the income or loss of the Trust to each Holder of Interest in the Trust in proportion to such Holder's Book Capital Account, (ii) pay distributions to each Holder in proportion to such Holder's Book Capital Account and (iii) upon liquidation, make a final distribution to each Holder in accordance with such Holder's Book Capital Account. The Trustees may also retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may, from time to time modify the Trust's obligation or methodology under this
Section 8.2 to the extent necessary to comply with the Code or any regulations promulgated thereunder.

           10       Allocation of Certain Tax Items.  If any property of the
Trust is reflected in the Book Capital Accounts of the Holders and on the books of the Trust at a book value that differs from the adjusted tax basis of such property, then the tax items with respect to such property shall, in accordance with the requirements of Treasury Regulations Section 1.704-1(b)(4)(i) under the Code, be shared among the Holders in a manner that takes account of the variation between the adjusted tax basis of the applicable property and its book value in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Trust are taken into account in determining the Holders' share of tax items under Code Section 704(c).

           11       Power to Modify Foregoing Procedures.  Notwithstanding any
of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net income and net assets of the Trust, the allocation of income or the payment of distributions to the Holders of Interest in the Trust as they may deem necessary or desirable to enable the Trust to comply with any applicable provisions of the 1940 Act, or any order of exemption issued by the Commission, as in effect now or hereafter amended or modified.

                                   ARTICLE IX

                                    Holders

            9       Meetings of Holders.  Meetings of the Holders may be called at any time by a majority in the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Interests in the Trust, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate. Holders of one-third of the Interests in the Trust, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act or other applicable law or by this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding more than 50% of the total Interests of the Holders present, either in person or by proxy, at such meeting constitutes the action of the Holders, unless the 1940 Act, other applicable law, this Declaration or by the By-laws of the Trust requires a greater number of affirmative votes.

           10       Notice of Meetings.  Written or printed notice of all
meetings of the Holders, stating the time, place and purposes of the meeting, shall be given by the Trustees either by presenting it personally to a Holder, leaving it at his or her residence or usual place of business, or by mailing it to a Holder, at his or her registered address, at least 20 business days and not more than 90 business days before the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Holder at his or her address as it is registered with the Trust, with postage thereon prepaid. At any such meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

           11       Record Date for Meetings  For the purpose of determining
the Holders who are entitled to notice of any to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date, not more than 90 calendar days prior to the date of any meeting of the Holders or payment of distributions or other action, as the case may be, as a record date for the determination of the persons to be treated as Holders of record for such purposes.

           12       Proxies, etc.  At any meeting of Holders, any Holder
entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Holders of record shall be entitled to vote. Each Holder shall be entitled to a vote proportionate to its Interest in the Trust. When Interests are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the Holder is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person regarding the charge or management of its Interest, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

           13       Reports.  The Trustees shall cause to be prepared, at least annually, a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Trustees shall, in addition, furnish to the Holders at least semi-annually interim reports containing an unaudited balance sheet as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current Fiscal Year to the end of such period.

           14       Inspection of Records.  The records of the Trust shall be
open to inspection by Holders during normal business hours and for any purpose not harmful to the Trust.

           15       Voting Powers.  The Holders shall have power to vote only
(i) for the election of Trustees as contemplated by Section 2.2 hereof, (ii) with respect to any investment advisory contract as contemplated by Section 4.1 hereof, (iii) with respect to termination of the Trust as provided in Section
10.2 hereof, (iv) with respect to any amendment of the Declaration to the extent and as provided in Section 10.4 hereof, (v) with respect to any merger, consolidation or sale of assets as provided in Section 10.5 hereof, (vi) with respect to incorporation of the Trust to the extent and as provided in Section
10.6 hereof, (vii) to the same extent as the stockholders of a Delaware business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Holders, and (viii) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, DBTA, or any other law, the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as and when the Trustees may consider necessary or desirable. Each Holder shall be entitled to vote based on the ratio its Interest bears to the Interests of all Holders entitled to vote. Until Interests are issued, the Trustees may exercise all rights of Holders and may take any action required by law, the Declaration or the By-Laws to be taken by Holders. The By-Laws may include further provisions for Holders' votes and meetings and related matters.

           16       Series of Interests.  If the Trustees shall divide the
Trust Property into two or more series the following provisions shall be applicable:

                    (a) All consideration received by the Trust for the issue or sale of Interests of a particular series together with all Trust Property in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of such series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. In the event that there is any Trust Property, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Holders of all Interests for all purposes.

                    (b) The Trust Property belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Holders of all Interests for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Holders. The assets of a particular series of the Trust shall, under no circumstances, be charged with liabilities attributable to any other series of the Trust. All persons extending credit to, or contracting with or having any claim against a particular series of the Trust shall look only to the assets of that particular series for payment of such credit, contract or claim.

                    (c) The power of the Trustees to pay dividends and make distributions shall be governed by Section 8.2 of this Declaration with respect to the Interests in the Trust immediately prior to the establishment of two or more series. With respect to any other series, dividends and distributions on Interests of a particular series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolution adopted only once or with such frequency as the Trustees may determine, to the Holders of Interests in that series, from such of the income and capital gains, accrued or realized, from the Trust Property belonging to that series as the Trustees may determine, after providing for actual and accrued liabilities belonging to that series. All dividends and distributions on Interests in a particular series shall be distributed pro rata to the Holders of Interests in that series in proportion to the total outstanding Interests in that series held by such Holders at the date and time of record establishment for the payment of such dividends or distribution.

                    (d) The Interests in a series of the Trust shall represent beneficial interests in the Trust Property belonging to such series. Each Holder of Interests in a series shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such series. Upon reduction or withdrawal of its Interests or indemnification for liabilities incurred by reason of being or having been a Holder of Interests in a series, such Holder shall be paid solely out of the funds and property of such series of the Trust. Upon liquidation or termination of a series of the Trust, Holders of Interests in such series shall be entitled to receive a pro rata share of the Trust Property belonging to such series. A

Holder of Interests in a particular series of the Trust shall not be entitled to participate in a derivative or class action lawsuit on behalf of any other series or the Holders of Interests in any other series of the Trust.

                    (e) Notwithstanding any other provision hereof, if the Trust Property has been divided into two or more series, then on any matter submitted to a vote of Holders of Interests in the Trust, all Interests then entitled to vote shall be voted by individual series, except that (1) when required by the 1940 Act, Interests shall be voted in the aggregate and not by individual series, and (2) when the Trustees have determined that the matter affects only the interests of Holders of Interests in a limited number of series, then only the Holders of Interests in such series shall be entitled to vote thereon. Except as otherwise provided in this Article IX, the Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each series of Interests.

                    (f) The establishment and designation of any series of Interests shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument. At any time that there are no Interests outstanding of any particular series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

           17       Holder Action by Written Consent.  Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of the total Interest entitled to vote (or such larger proportion thereof as shall be required by any express provision of this Declaration) shall consent to the action in writing and the written consents are filed with the records of the meetings of Holders. Such consents shall be treated for all purposes as a vote taken at a meeting of Holders.

                                   ARTICLE X

                        Duration; Termination of Trust;
                            Amendment; Mergers; Etc.

           10       Duration.  Subject to possible termination or dissolution
in accordance with the provisions of Sections 10.2 and 10.3 respectively, the Trust created hereby shall continue perpetually pursuant to Section 3808 of DBTA.

           11       Termination of Trust.

                    (a) The Trust may be terminated (i) by the affirmative vote of the Holders of not less than two-thirds of the Interests in the Trust at any meeting of the Holders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the Holders of not less than two-thirds of such Interests, or (ii) by the Trustees by written notice to the Holders. Upon any such termination,

                    (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

                    (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, or other disposition of all or substantially all of the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the vote of Holders holding more than 50% of the total Interests entitled to vote.

                    (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Holders according to their respective rights.

                    (b) Upon termination of the Trust and distribution to the Holders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Upon termination of the Trust, the Trustees shall thereon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Holders shall thereupon cease.

           12       Dissolution.  Upon the withdrawal, resignation, retirement, bankruptcy or expulsion of any Holder, the Trust shall be dissolved effective 120 days after the event. However, the Holders may, by a unanimous affirmative vote at any meeting of the Holders or by an instrument in writing without a meeting signed by a majority of the Trustees and consented to in writing by all of the Holders, agree to continue the business of the Trust even if there has been a prior dissolution and termination.

           13       Amendment Procedure.

                    (a) This Declaration may be amended by the vote of Holders holding more than 50% of the total Interests entitled to vote or by any instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the vote of Holders holding more than 50% of the total Interests entitled to vote. The Trustees may also amend this Declaration without the vote or consent of Holders to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or to conform this Declaration to the requirements of the 1940 Act, the Code, DBTA, or any other applicable federal laws or regulations, but the Trustees shall not be liable for failing so to do.

                    (b) No amendment may be made, under Section 10.4(a) above, which would change any rights with respect to any Interest in the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with a Majority Interests Vote.

                    (c) A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

             Notwithstanding any other provision hereof, until such time as Interests are first sold, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

           14       Merger, Consolidation and Sale of Assets.  The Trust, or
any series thereof, may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by no less than a majority of the Trustees and, at any meeting of Holders called for the purpose, by the affirmative vote of the Holders of not less than two-thirds of the Interests in the Trust, or by an instrument or instruments in writing without a meeting, consented to by the Holders of not less than two-thirds of such Interests, and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the State of Delaware. In accordance with Section 3815(f) of DBTA, an agreement of merger or consolidation may effect any amendment to the Declaration or By-Laws or effect the adoption of a new declaration of trust or by-laws of the Trust if the Trust is the surviving or resulting business trust.

           15       Incorporation.  Upon a Majority Interests Vote, the
Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the equity interests thereof or otherwise, and to lend money to, subscribe for the equity interests of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire equity interests. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of the Holders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.


                                   ARTICLE XI

                                 Miscellaneous

           11       Certificate of Designation; Agent for Service of Process.
The Trust shall file, in accordance with Section 3812 of DBTA, in the office of the Secretary of State of Delaware, a certificate of trust, in the form and with such information required by Section 3810 by DBTA and executed in the manner specified in Section 3811 of DBTA. In the event the Trust does not have at least one Trustee qualified under Section 3807(a) of DBTA, then the Trust shall comply with Section 3807(b) of DBTA by having and maintaining a registered office in Delaware and by designating a registered agent for service of process on the Trust, which agent shall have the same business office as the Trust's registered office. The failure to file any such certificate, to maintain a registered office, to designate a registered agent for service of process, or to include such other information shall not affect the validity of the establishment of the Trust, the Declaration, the By-Laws or any action taken by the Trustees, the Trust officers or any other Person with respect to the Trust except insofar as a provision of the DBTA would have governed, in which case the Delaware common law governs.

           12       Governing Law.  This Declaration is executed by all of the
Trustees and delivered with reference to DBTA and the laws of the State of Delaware, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to DBTA and the laws of the State of Delaware (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws). Reference shall be specifically made to DBTA as to the construction of matters not specifically covered herein or as to which an ambiguity exists (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws).

           13       Counterparts.  This Declaration may be simultaneously
executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

           14       Reliance by Third Parties.  Any certificate executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Holders,
(b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Holders, (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

           15       Provisions in Conflict With Law or Regulations.

                    (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the DBTA, or with other applicable laws and regulations, the conflicting provisions shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

                    (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

           16       Trust Only.  It is the intention of the Trustees to create only a business trust under DBTA with the relationship of Trustee and beneficiary between the Trustees and each Holder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a Delaware business trust except to the extent such trust is deemed to constitute a partnership under the Code and applicable state tax laws. Nothing in this Declaration of Trust shall be construed to make the Holders, either by themselves or with the Trustees, partners or members of a joint stock association except to the extent such Holders are deemed to be partners under the Code and applicable state tax laws. However, it is the intention of the Trustees to create a partnership among the Holders for purposes of taxation under the Code and applicable state tax laws.

           17       Tax Matters Partner.  The Trustees shall appoint one of the
Holders as Tax Matters Partner ("TMP") in accordance with Section 6231(a)(7) of the Code for federal income tax purposes. The TMP shall be charged with all authority and duties accorded Tax Matters Partners under the Code and applicable regulations. The TMP, at Trust expense, shall cause to be prepared income tax returns for the Trust and shall further cause such returns to be timely filed with the appropriate authorities. In the event the Trust is subject to administrative or judicial proceedings for the assessment and collection of deficiencies for federal taxes or for the refund of overpayments of federal taxes arising out of a Holder's distributive share of income, losses, gain, credits and deductions, the TMP shall have all the powers and duties assigned to the TMP under Sections 6221-6233 of the Code and regulations thereunder. In addition, the TMP shall have similar authority and duties with respect to all state and local tax matters. Nothing in this Section 11.7 shall be construed to prohibit the TMP from delegating its authority and duties as TMP to the Trustees or an agent or adviser selected with the approval of the Trustees.

                    The TMP, Trustees, agent or adviser, as the case may be, shall send to each Holder within 100 days after the end of each taxable year, the information necessary for the Holder to complete its federal and state income tax or information returns and a copy of the Trust's federal, state and local income tax or information returns for the year.

           18       Withholding.  Should any Holder be subject to withholding
pursuant to the Code, or any other provision of law, the Trust shall withhold all amounts otherwise distributable to such Holder as shall be required by law and any amounts so withheld shall be deemed to have been distributed to such Holder under this Declaration of Trust. If any sums are withheld pursuant to this provision, the Trust shall remit the sums so withheld to and file the required forms with the Internal Revenue Service, or other applicable government agency.

           19       Headings and Construction.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

             IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.


      /s/Jack S. Euphrat
      -------------------------
      Jack S. Euphrat, Trustee                    Date  August, 1991

      /s/ Greg Feltus
      -------------------------
      R. Greg Feltus, Trustee                     Date  August, 1991


      /s/Thomas S. Goho
      -------------------------
      Thomas S. Goho, Trustee                     Date  August, 1991

      /s/Zoe Ann Hines
      -------------------------
      Zoe Ann Hines, Trustee                      Date  August, 1991


      /s/W. Rodney Hughes
      -------------------------
      W. Rodney Hughes, Trustee                   Date  August, 1991


      /s/Robert M. Joses
      -------------------------
      Robert M. Joses, Trustee                    Date  August, 1991


      /s/J. Tucker Morse
      -------------------------
      J. Tucker Morse, Trustee                    Date  August, 1991

Certificate No. 00001

                             CASH INVESTMENT TRUST

                           a Delaware Business Trust
              Non-Transferable Certificate of Beneficial Interest


             THIS CERTIFIES that the Overland Sweep Fund, a series of the Overland Express Funds, Inc., is the holder of a non-transferable beneficial interest ("the Interest") in Cash Investment Trust, a Delaware business trust (the "Trust"), acquired for the initial purchase price of One Hundred Thousand Dollars ($100,000.00).

             The registered holder of this Certificate is entitled to all the rights, interest and privileges of a holder of a beneficial interest as provided by the Declaration of Trust and By-Laws of the Trust as from time to time amended, which are incorporated by reference herein. Subject to applicable law and to the Declaration of Trust and By- Laws of the Trust, a holder may increase or decrease its Interest represented by this Certificate without limitation.

             IN WITNESS WHEREOF, the said Trust has caused this Certificate to be signed by its duly authorized officers.


Dated: September 24, 1991         /s/ R. Greg Feltus
                                  --------------------------------
                                  R. Greg Feltus, President


                                  /s/ Richard H. Blank, Jr.
                                  --------------------------------
                                  Richard H. Blank, Jr., Treasurer